Exhibit 99.1

LIBERTY MEDIA CORPORATION TO PRESENT AT GOLDMAN SACHS TWENTY-SECOND ANNUAL COMMUNACOPIA CONFERENCE

Englewood, Colo, September 17 - Liberty Media Corporation (Nasdaq: LMCA, LMCB) announced that Greg Maffei, President and CEO of Liberty Media Corporation, will be presenting at the Goldman Sachs, 22nd Annual Communacopia Conference, on Wednesday, September 25th at 11:20 a.m., Eastern Time at the Conrad Hotel, NY. During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the web cast. An archive of the webcast will also be available on this website for 30 days.

About Liberty Media Corporation
Liberty Media Corporation owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries SiriusXM, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Charter Communications, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc., Time Warner Cable, and Viacom.

Contact:    Courtnee Ulrich
(720) 875-5420